As filed with the Securities and Exchange Commission on March 2, 1999
                                                       Registration No. 333-[ ]
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                              ENGELHARD CORPORATION
             (Exact name of registrant as specified in its charter)


        Delaware                                         22-1586002
(State or other jurisdiction of           (I.R.S. Employer Identification No.)
incorporation or organization)


                                 101 Wood Avenue
                            Iselin, New Jersey 08830
                                 (732) 205-5000


       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                             Arthur A. Dornbusch, II
                             Vice President, General
                              Counsel and Secretary
                              Engelhard Corporation
                                 101 Wood Avenue
                            Iselin, New Jersey 08830
                                 (732) 205-5000


            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                               -------------------

                                    Copy to:

James J. Clark, Esq.                             Joel S. Klaperman, Esq.
Cahill Gordon & Reindel                              Shearman & Sterling
    80 Pine Street                                  599 Lexington Avenue
New York, NY 10005-1702                            New York, NY 10022-6069
   (212) 701-3000                                     (212) 848-4000
                               -------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------
Title of Securities to   Amount to be      Proposed Maximum          Proposed Maximum           Amount of
     be Registered        Registered      Offering Price Per        Aggregate Offering        Registration
                                               Share(l)                  Price(1)                Fee(1)
--------------------------------------------------------------------------------------------------------------
     Common Stock,
  par value $1.00 per     28,000,000
       share(2)             shares              $17.84                 $499,520,000             $138,900
==============================================================================================================

(1) The proposed maximum offering price per share and in the aggregate have been estimated solely for the purposes of computing the registration fee. Pursuant to Rule 457(c), the registration fee has been calculated based on the average of the high and low prices for the Common Stock of Engelhard Corporation on February 26, 1999, as reported on the New York Stock Exchange Composite Tape.


(2) Includes an equal number of Common Stock Rights. Since no separate consideration is paid for the Rights, the registration fee is included in the fee for the Common Stock.


     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

===============================================================================

Information in this prospectus is not complete and may be changed. We may not sell these secutities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.



PROSPECTUS
(Subject To Completion Dated March 2, 1999)

                               28,000,000 Shares

                              Engelhard Corporation

                                  Common Stock

                                -----------------

The selling stockholder identified in this prospectus is offering all of the shares of common stock of Engelhard Corporation to be sold in the offering. See "The Selling Stockholder." We will not receive any proceeds from the offering.

Our common stock is traded on the New York Stock Exchange under the symbol "EC." On February 26, 1999, the last reported sale price for our common stock was $17 13/16 per share.

You should read this prospectus and the appropriate prospectus supplement before you invest.

                                -----------------

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                -----------------

                                     , 1999

     You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not, and the underwriters and selling stockholder have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters and selling stockholder are not, making an offer to sell these securities in any jurisdiction except where the offer or sale is permitted. You should not assume that the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement is accurate as of any date other than the date on the front cover of the documents. Our business, financial condition, results of operations and prospects may have changed since the applicable date.

                                TABLE OF CONTENTS

                                                                            Page

Where You Can Find More Information.....................................      2
The Company.............................................................      4
Use of Proceeds.........................................................      5
The Selling Stockholder.................................................      5
Description of Capital Stock............................................      5
Plan of Distribution....................................................      9
Legal Matters...........................................................     10
Experts.................................................................     10


     In this prospectus the "Company," "Engelhard," "we," "our," and "us" refer to Engelhard Corporation and its consolidated subsidiaries and "Minorco" and "selling stockholder" refer to Minorco.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the Commission, in Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Suite 1400, Citicorp Center, 500 W. Madison Street, Chicago, Illinois 60661-2511. You can also obtain copies of these materials from the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. The Commission also maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission (http://www.sec.gov). You can inspect reports and other information we file at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     We have filed a registration statement and related exhibits with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). The registration statement contains additional information about us and our common stock. You may inspect the registration statement and exhibits without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies from the Commission at prescribed rates.

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the following documents we filed with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     -    Annual Report on Form 10-K for the year ended December 31, 1997.

     - Quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998.

     - Current Reports on Form 8-K filed with the Commission on October 29, 1998 and March 2, 1999.

     - All documents filed by us with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of this offering.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

                               Investor Relations
                              Engelhard Corporation
                                 101 Wood Avenue
                            Iselin, New Jersey 08830
                                 (732) 205-5000

                                   THE COMPANY

     Engelhard develops, manufactures and markets technology-based performance products and engineered materials for a wide spectrum of industrial customers and provides services to precious and base metals customers. The Company operates on a worldwide basis with corporate and operating headquarters and principal manufacturing facilities and mineral reserves in the United States with other operations conducted in the European Community, the Russian Federation, Canada, the Asia-Pacific region, South Africa and South America.

     The Company's businesses are organized into three segments-Catalysts and Chemicals, Pigments and Additives, and Engineered Materials and Industrial Commodities Management.

     The Catalysts and Chemicals segment comprises three business groups: the Environmental Technologies Group, consisting of Automotive Emission Systems, Heavy Duty Power Systems and Process Emission Systems, serving the automotive, off-road vehicle, light and heavy duty truck, aircraft, power generation and process industries; the Petroleum Catalysts Group, serving the petroleum refining industries; and the Chemical Catalysts Group, serving the chemical, petrochemical, pharmaceutical and food processing industries. Environmental technology catalysts are used in applications such as the abatement of carbon monoxide, oxides of nitrogen and hydrocarbons from gasoline, diesel and alternate fueled vehicle exhaust gases to meet emission control standards. These catalysts are also used for the removal of odors, fumes and pollutants generated by a variety of process industries including but not limited to the painting of automobiles, appliances and other equipment; printing processes; the manufacture of nitric acid and tires, in the curing of polymers; and power generation sources. The petroleum refining catalyst products consist of a variety of catalysts and processes used in the petroleum refining industry. The principal products are zeolitic cracking catalysts which are widely used to provide economies in petroleum processing. The chemical catalysts products consist of catalysts and sorbents used in the production of a variety of products or intermediates, including synthetic fibers, fragrances, antibiotics, vitamins, polymers, plastics, detergents, fuels and lube oils, solvents, oleochemicals and edible products.

     The Pigments and Additives segment is comprised of performance products based on kaolin and used as coating and extender pigments for the paper industry and mineral-based performance additives products. The segment's pearlescent and color specialty pigments and additives businesses serve the plastics, coatings, paint, ink, cosmetics, packaging and allied industries in a variety of applications. The segment also supplies iridescent films used in an assortment of creative, decorative, packaging and security applications.

     The Engineered Materials and Industrial Commodities Management segment includes the Engineered Materials Group, serving a broad spectrum of industries, and the Industrial Commodities Management Group, which is responsible for precious and base metals sourcing and dealing and for managing the precious and base metals requirements of the Company. The products of the Engineered Materials Group consist of performance products primarily employing metal-based materials, such as temperature-sensing devices, precious metals coating and electroplating materials, conductive pastes and powders and brazing alloys. The Industrial Commodities Management Group is responsible for procuring precious and base metals to meet the requirements of the Company's operations and its customers. The Industrial Commodities Management Group also engages in precious and base metals dealing operations with industrial consumers, dealers, central banks, miners and refiners. It also participates in the refining of precious metals.

     Engelhard was organized under the laws of Delaware in 1938. The Company's principal executive offices are located at 101 Wood Avenue, Iselin, New Jersey 08830, and its telephone number is (732) 205-5000.

                                 USE OF PROCEEDS

     The common stock is being sold by the selling stockholder for its own account and we will not receive any of the proceeds from the sale of the selling stockholder's common stock.

                             THE SELLING STOCKHOLDER

     The common stock is being sold by Minorco, which through Taurus Investments S.A., a wholly-owned subsidiary of Minorco, holds 45,943,494 shares of common stock of Engelhard, representing approximately 32% of the outstanding voting securities of Engelhard. In addition, Mr. Henry R. Slack, Chief Executive Officer of Minorco, and Mr. Anthony W. Lea, Executive Director of Minorco, each of whom is a director of Engelhard, have ceded to Minorco shares of common stock and options to acquire shares of common stock of Engelhard awarded to them for their service as directors of Engelhard.

     Engelhard has agreed to purchase all of the shares of common stock owned by Minorco but not sold pursuant to the registration statement of which this prospectus is a part (not to exceed 19,943,494 shares) at a purchase price equal to the lesser of $18.90 per share or the offering price less the underwriting commissions paid by Minorco. Engelhard has also agreed to purchase the shares awarded to Mr. Slack and Mr. Lea and to settle any "in-the-money" vested options on equivalent terms. Minorco has agreed to compensate Engelhard for costs and other expenses incurred in connection with the offering and Engelhard's purchase of the shares owned by Minorco. After completion of the offering and the purchase, Minorco will not own any shares of common stock of Engelhard.

                          DESCRIPTION OF CAPITAL STOCK

     The following summary of certain provisions of the Company's capital stock and shareholder rights plan describes all material provisions of, the Company's Restated Certificate of Incorporation and the Rights Agreement dated as of October 1, 1998 between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"). This summary, however, is not complete and is subject to and qualified by reference to the Restated Certificate of Incorporation and the Rights Agreement, copies of which have been filed as exhibits to the Registration Statement of which this prospectus is a part and by the provisions of applicable law.

General

     The Company is authorized to issue 350,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), and 5,000,000 shares of preferred stock, without par value (the "Preferred Stock"). All outstanding shares of Common Stock are fully paid and non-assessable. As of January 31, 1999, there were 144,645,642 shares of Common Stock outstanding.

Common Stock

     Subject to the rights of the holders of Preferred Stock, the holders of the Common Stock of the Company are entitled to receive dividends from funds legally available therefor when, as and if declared by the Board of Directors, and are entitled upon liquidation to share ratably in all assets of the Company after satisfaction in full of the prior rights of creditors of the Company and holders of any Preferred Stock.

     The holders of the Common Stock are entitled to one vote for each share held on all matters as to which shareholders are entitled to vote. The holders of the Common Stock do not have cumulative voting rights, any preferential or preemptive right with respect to any securities of the Company, or any conversion rights. The Common Stock is not subject to redemption.

     The Common Stock is listed on the following stock exchanges: New York, Chicago (options), London and the Swiss Electronic Bourse. The transfer agent for the Common Stock is ChaseMellon Shareholder Services, L.L.C.

Preferred Stock

     The Company is authorized to issue 5,000,000 shares of Preferred Stock which may be issued from time to time in one or more series with such rights, preferences and limitations as are determined by the Company's Board of Directors. Satisfaction of any dividend preferences of outstanding Preferred Stock would reduce the amount of funds available for the payment of dividends on Common Stock. Also, holders of Preferred Stock would normally be entitled to receive a preference payment before any payment is made to holders of Common Stock in the event of any liquidation, dissolution or winding-up of the Company. As of the date of this prospectus, no shares of Preferred Stock are issued or outstanding.

Supermajority Voting Requirements
and Classified Board of Directors

     The Company's Restated Certificate of Incorporation provides that, in order to approve a merger or consolidation with or into, or a sale or other transfer of all or a portion of the assets of the Company other than in the ordinary course of business to, or the issuance or transfer of voting securities of the Company in an exchange or payment for the securities or assets (including cash) of, any entity which is the beneficial owner of 5% or more of the outstanding shares of the Company entitled to vote in the election of directors, the affirmative vote of not less than 80% of the outstanding shares of Common Stock (including at least 50% of the outstanding shares of Common Stock held by shareholders other than any such 5% beneficial owner) is required. The foregoing provision would not be applicable if the proposed transaction was approved by a majority of the Board of Directors of the Company who had been duly elected and acting as members of the Board prior to the time any such 5% beneficial owner became the beneficial owner of 5% or more of the outstanding shares of Common Stock.

     The Company's Restated Certificate of Incorporation also provides for a classified Board of Directors divided into three classes. All classes shall be as nearly equal in number as possible and no class shall include fewer than two directors, with one class of directors to be elected each year for a three-year term.

     Neither provision described in the foregoing paragraphs can be amended without the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock (including at least 50% of the outstanding shares of Common Stock held by shareholders other than a 5% beneficial owner).

     The Company believes that the classified Board and such 80% voting requirements are desirable to assure continuity in Board membership and in policy formulated by the Board. Such provisions will serve to moderate the pace of any change in control of the Company by extending the time required to elect a majority of the directors and will better enable the Board to protect the interests of shareholders in the event that any person or corporation should attempt to obtain control of the Company.

     It is recognized, however, that the effect of such provisions is to make it more difficult to change directors even should this be desired by a majority of the Company's shareholders, and may render more difficult or discourage a merger, tender offer or proxy contest or the assumption of control by a holder of a large block of Company securities.

     The aforementioned 80% voting requirement for approval of specified transactions with 5% beneficial owners, absent Board approval, provides the Board and minority shareholders with a veto power over such transactions. Such provision would be beneficial to Company management when confronted with a hostile tender offer and may deter such offers, thus depriving a shareholder of the opportunity to dispose of his or her shares to a hostile tender offeror at a price substantially in excess of market value. The deterrence of such offers also has the effect of supporting existing management in its present position.

Shareholder Rights Plan

     On October 1, 1998, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock. The distribution was payable to holders of record on November 13. 1998 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), at a price of $100 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement.

     Until the earlier to occur of (i) ten calendar days following the date (the "Share Acquisition Date") of the public announcement that a person or group of affiliated or associated persons, subject to certain exceptions (an "Acquiring Person") acquired, or obtained the right to acquire, beneficial ownership of Common Stock or other voting securities (the "Voting Stock") that have 15% or more of the voting power of the shares of Voting Stock outstanding or (ii) ten calendar days following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in such person or group acquiring, or obtaining the right to acquire, beneficial ownership of Voting Stock having 15% or more of the voting power of the outstanding shares of Voting Stock (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Company's Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates. The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Company's Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of the Company's Common Stock will contain a notation incorporating the Rights Agreement by reference.

     Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of the Company's Common Stock certificates outstanding as of the record date will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights. The Rights Agreement provides that, as defined therein, the term "Acquiring Person" shall not include Minorco, its affiliates or associates, or a transferee designated by Minorco (each, a "Minorco Entity") as long as they are the beneficial owner of less than 33% of the Voting Stock then outstanding (which amount shall be reduced upon dispositions by any Minorco Entity).

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on October 1, 2008, unless earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of shares of Series A Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment to prevent dilution in the event of certain actions taken by the Company.

     In the event that a Person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, in lieu of shares of Series A Preferred Stock, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Purchase Price of the Right. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void.

     If the Company is acquired in a merger or other business combination or 50% or more of its assets or earning power is sold or transferred, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company, at the time of such transaction, having a value equal to two times the Purchase Price of the Right.

     Under certain circumstances, after a person becomes an Acquiring Person, the Board of Directors may exchange the Rights (other than Rights owned by the Acquiring Person, which shall have become void), in whole or in part, at an exchange ratio of one share of Common Stock (or a fraction of a share of Series A Preferred Stock having the same market value) per Right (subject to adjustment).

     At any time prior to 5:00 P.M. New York City time on the tenth calendar day following the Share Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the "Redemption Price"). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require that there be Independent Directors (as defined in the Rights Agreement) in office and that a majority of the Independent Directors concur in such decision. Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights with, if required, the concurrence of the Independent Directors, the Company shall make announcement thereof, and upon such action, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors may, at its option, at any time prior to the time a person has become an Acquiring Person, redeem all the then outstanding Rights at the Redemption Price.

Directors' Liability and Indemnification of Directors and Officers

     The Company's Restated Certificate of Incorporation, as amended, provides that no director of the Company will be held personally liable to the Company or its shareholders for monetary damages of any kind for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loy-alty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases in violation of Section 174 of the Delaware General Corporation Law ("DGCL"), or (iv) for any transaction from which the director derived an improper personal benefit. The effect of such provisions in the Restated Certificate of Incorporation will be to eliminate the rights of the Company and its shareholders (including through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above.

     The By-Laws of the Company, as amended, provide that each person who was or is made a party or is threatened to be made a party to or is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL. This right to indemnification shall also include the right to be paid by the Company the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. This right to indemnification shall be a contract right. The Company may, by action of the Board of Directors, provide indemnification to such of the employees and agents of the Company to such extent and to such effect as the Board of Directors determines to be appropriate and authorized by the DGCL.

                              PLAN OF DISTRIBUTION

     The selling stockholder or its pledgees, donees, transferees or other successors in interest may offer shares of our common stock from time to time pursuant to this prospectus, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or other national securities exchanges on which our common stock is traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Common stock may be offered in any manner permitted by law, including through underwriters, licensed brokers, dealers or agents, and directly to one or more purchasers.

     Sales of common stock may involve:

     - sales to underwriters who will acquire shares of common stock for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale;

     - block transactions in which the broker or dealer so engaged may sell shares as agent or principal;

     - purchases by a broker or dealer as principal who resells the shares for its account;

     - an exchange distribution in accordance with the rules of any such exchange;

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers; and

     - privately negotiated sales, which may include sales directly to institutions.

     Brokers and dealers will receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder and/or purchasers of our common stock in respect of transactions described above (other than privately negotiated sales). The selling stockholder and any broker or dealer that participates in the distribution of common stock may be deemed to be underwriters and any commissions received by them and any profit on the resale of our common stock purchased by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act. In the event the selling stockholder engages an underwriter in connection with the sale of our common stock, to the extent required, a prospectus supplement will be distributed, which will set forth the number of shares of common stock being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.

     In addition, the selling stockholder may, from time to time, sell shares in transactions under Rule 144 promulgated under the Securities Act.

     Certain of the underwriters, brokers, dealers or agents and their associates may engage in transactions with and perform other services for Engelhard Corporation in the ordinary course of their business for which they receive customary compensation.

                                  LEGAL MATTERS

     Cahill Gordon & Reindel (a partnership including a professional corporation) of New York, New York, will issue an opinion about certain legal matters with respect to the common stock for Engelhard. Shearman & Sterling of New York, New York will pass upon certain legal matters for the underwriters, if any.

                                     EXPERTS

     Our consolidated financial statements as of December 31, 1997 and December 31, 1996 and for each of the three fiscal years in the period ended December 31, 1997, which are incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 1997 have been audited by PricewaterhouseCoopers L.L.P., independent auditors, as stated in their report, which is also incorporated by reference herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, incurred in connection with the sale of common stock being registered (all amounts are estimated (on the assumption that all shares will be sold in a single transaction), except the SEC registration fee). The selling stockholder will bear all expenses incurred in connection with the sale of the common stock being registered hereby.

SEC registration fee..............................................    $138,900
Printing and engraving expenses...................................      30,000
Legal fees and expenses...........................................     200,000
Accounting fees and expenses......................................      70,000
Blue Sky fees and expenses........................................       5,000
Miscellaneous.....................................................       6,100
                                                                     =========

         Total....................................................    $450,000
                                                                     =========

Item 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law provides for indemnification of directors and officers against any legal liability (other than liability arising from derivative suits) if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the officer or director must also have no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify an officer or director in a derivative suit if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation unless the officer or director is found liable to the corporation. However, if the Court of Chancery or the court in which the officer or director was found liable determines that the officer or director is fairly and reasonably entitled to indemnity, then the Court of Chancery or such other court may permit indemnity for such officer or director to the extent it deems proper.

     The Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant will be held personally liable to the Registrant or its shareholders for monetary damages of any kind for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases in violation of Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Registrant's By-Laws provide for the indemnification of each officer and director of the Company to the fullest extent permitted by the Delaware General Corporation Law.

Item 16.  EXHIBITS.

     Reference is made to the Exhibit Index filed as a part of this Registration Statement.

Item 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     provided, however, that paragraphs 1(a) and 1(b) do not apply if the Registration Statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

5. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Iselin, State of New Jersey, on March 2, 1999.

                                     ENGELHARD CORPORATION


                                     By:   /s/ Thomas P. Fitzpatrick
                                          ----------------------------------
                                           Name:   Thomas P. Fitzpatrick
                                           Title:  Senior Vice President and
                                                   Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                  Title                                             Date
---------                                  -----                                             ----

               *                           Chairman, Chief Executive Officer and Director           March 2, 1999
---------------------------------          (Principal Executive Officer)
Name:  Orin R. Smith

/s/  Thomas P. Fitzpatrick                 Senior Vice President and Chief Financial                March 2, 1999
---------------------------------          Officer (Principal Financial Officer)
Name:  Thomas P. Fitzpatrick

/s/ David C. Wajsgras                      Controller                                               March 2, 1999
---------------------------------          (Principal Accounting Officer)
Name:  David C. Wajsgras

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Linda G. Alvarado

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Marion H. Antonini

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Anthony W. Lea

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  William R. Loomis, Jr.

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  James V. Napier



                                      II-4

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Norma T. Pace

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Barry W. Perry

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Reuben F. Richards

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Henry R. Slack

               *                           Director                                                 March 2, 1999
---------------------------------
Name:  Douglas G. Watson


*By:  /s/ Arthur A. Dornbusch, II
      --------------------------------
      Arthur A. Dornbusch, II
      Attorney-in-fact


                                  EXHIBIT INDEX

Exhibit
Number                       Exhibit

4.1 Rights Agreement, dated as of October 1, 1998, between Engelhard Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on October 29, 1998).

4.2 Restated Certificate of Incorporation (incorporated by reference to Form 10, as amended on Form 8-K filed with the Securities and Exchange Commission on May 19, 1981).

4.3 By-laws of the Company as amended September 17, 1981 (incorporated by reference to Form 10-Q for the quarter ended September 30, 1981).

4.4 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-K for the year ended December 31, 1987).

4.5 Article XVII of the Company's By-laws as amended on May 2, 1988 (incorporated by reference to Form 8-K filed with the Securities and Exchange Commission on May 21, 1988).

4.6 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-Q for the quarter ended March 31, 1993).

4.7 Certificate of Amendment to the Restated Certificate of Incorporation of the Company (incorporated by reference to Form 10-Q for the quarter ended May 14, 1996).

4.8 By-laws of the Company as amended June 12, 1997 (incorporated by reference to Form 10-Q filed with the Securities and Exchange Commission on August 13, 1997).

4.9 Article II of the Company's By-laws as amended on December 17, 1998 (incorporated by reference to the Form S-8 registration statement filed on January 29, 1999).

5.1  Opinion of Cahill Gordon & Reindel.

23.1 Consent of PricewaterhouseCoopers.

23.2 Consent of Cahill Gordon & Reindel (included in Exhibit 5.1).

24.1 Powers of Attorney.